EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos.333-101708, 333-66398, 333-74595, 333-67693, 333-43203, 333-21669,
333-21671, 033-94522, 033-60562 and 033-48982 on Form S-8 and Registration
Statement Nos. 333-107135, 333-67942 and 333-122827 on Form S-3 of Valence
Technology, Inc. of our report dated June 14, 2005 appearing in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2005.



                                   /s/ Deloitte & Touche LLP
                                   ---------------------------------------
                                   DELOITTE & TOUCHE LLP

                                   Austin, Texas
                                   June 14, 2005